UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2025

YETI Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38713	45-5297111
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7601 Southwest Parkway

Austin, Texas 78735

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (512) 394-9384

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	YETI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

YETI Holdings, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A (the “Amendment”) to amend its Current Report on Form 8-K, originally filed with the Securities and Exchange Commission on March 17, 2025 (the “Original Report”), for the sole purpose of supplementing Item 5.02 of the Original Report to include additional disclosure regarding the committee assignment made by the Company’s Board of Directors (the “Board”). No other revisions have been made to the Original Report, and other than as mentioned in the foregoing sentence, this Amendment does not amend, update, or change any other items or disclosure contained in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported in the Original Report, the Board appointed Mr. Arne Arens as a director in Class II, with an initial term expiring at the 2026 Annual Meeting and appointed Mr. J. Magnus Welander as a director in Class III, with an initial term expiring at the 2027 Annual Meeting, each effective March 24, 2025.

On May 1, 2025, the Board appointed Mr. Arens to serve as a member of the Board’s Audit Committee and Nominating and Governance Committee and appointed Mr. Welander to serve as a member of the Board’s Compensation and Talent Committee and Nominating and Governance Committee, each effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YETI Holdings, Inc.

Date: May 6, 2025	By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale
Senior Vice President, Chief Legal Officer and Secretary